Source: Playlogic Entertainment, Inc

PRESS RELEASE

Playlogic Granted Publisher Status By Sony Computer Entertainment America

Licensed Publisher Agreement signed by SCEA and Playlogic for PlayStation®2 computer entertainment system and PSP® (PlayStation®Portable) system in US territory

Amsterdam, the Netherlands, September 19th, 2007 – Today, Playlogic Entertainment, Inc. New York, USA (OTCBB: PLGC) announced it has signed an agreement with Sony Computer Entertainment America Inc. (SCEA) granting Playlogic full publishing rights in the United States for the PlayStation®2 system and PSP® system platforms

“This is another very important milestone for the Company” comments Playlogic’s EVP Rogier Smit. “This publishing license will allow us to bring our titles directly to the US market without having to rely on third parties. The United States is the largest single country market in the world for the PlayStation® family and we are very proud to have joined the select few that meet the criteria to become a publisher for SCEA”

Dominique Morel CTO: “With these PlayStation®2 and PSP® system publisher licenses, Playlogic is fulfilling another step of its expansion plan. These licenses will allow Playlogic and its Production team to directly work together with Sony in the US as well. This means better quality for our games, better adjustments for our US end-users and the market, and last but not least, a better time-to-market. I am very happy to be able to bring our titles to the US territory and its huge installed base for these platforms”

About Playlogic:
Playlogic Entertainment, Inc. is an independent publisher of entertainment software for PCs, consoles, handhelds, mobile devices, and other digital media. Playlogic distributes its products worldwide through all available channels, online and offline. Playlogic, who currently has approximately 75 employees, is listed on the OTCBB under the symbol "PLGC" and is headquartered in New York and Amsterdam. Its internal game development studio is based in Breda (The Netherlands).

Playlogic's portfolio includes games that are being developed by several teams at the Playlogic Game Factory, Playlogic's in-house development studio based in Breda, as well as games developed by a number of studios throughout the world with approximately 300 people of external development staff. Currently, 10 games on 12 platforms are in the works including “Obscure II,” “Officers” and “Age of Pirates: Captain Blood” and “Evil Days of Luckless John” which will be published this year, and “Dragon Hunters” based on the animated TV series and up-coming movie which will be published early next year. Recent world-wide releases include “Xyanide Resurrection,” “Ancient Wars: Sparta,” "Infernal,” "Age of Pirates: Caribbean Tales," “World Racing 2,” “Knights of the Temple 2” and “Gene Troopers.”

Playlogic publishes quality games, working with leading technology to produce digital entertainment from concept to finished product.

FORWARD LOOKING STATEMENTS
This release contains statements about Playlogic's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; fluctuations in operating results; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports. Actual results may differ materially from our expectations as the result of these and other important factors relating to Playlogic's business and product development efforts, which are further described in filings with the Securities and Exchange Commission. These filings can be obtained from the SEC website located at www.sec.gov. Any forward-looking statements are based on information available to Playlogic on the date of this release, and Playlogic assumes no obligation to update such statements.

FOR MORE INFORMATION
Playlogic Entertainment, Inc.
Loana Leatomu, Corporate PR & IR Office
T: +31 20 676 03 04
F: +31 20 673 17 13
E: lleatomu@playlogicint.com

For further information about Playlogic, please visit the Corporate Center at www.playlogicgames.com